Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the Ordinary Shares of FREYR Battery. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: July 18, 2021

TEKNOVEKST LTD.

/s/ Tore Ivar Slettemoen
Name:	Tore Ivar Slettemoen
Title:	Chairman

VANIR INVEST HOLDING AS

/s/ Tore Ivar Slettemoen
Name:	Tore Ivar Slettemoen
Title:	Chairman

TEKNOVEKST INVEST AS

/s/ Tore Ivar Slettemoen
Name:	Tore Ivar Slettemoen
Title:	Chairman

TORE IVAR SLETTEMOEN

By:	/s/ Tore Ivar Slettemoen